CONSENT IN WRITING IN LIEU
                        OF MEETING OF BOARD OF DIRECTORS

TO THE SECRETARY OF
IDS LIFE INSURANCE COMPANY

By a Consent in Writing in Lieu of a Meeting received by the Secretary on April 2, 1996, the Board of Directors of IDS Life Insurance Company, with respect to existing IDS Life Accounts F, G, H, IZ, JZ, KZ, LZ, MZ and N:

         RESOLVED, That the proper officers of the Corporation are hereby authorized and directed, as they may deem appropriate from time to time and in accordance with applicable laws and regulations to: establish further any separate accounts and/or subaccounts; change the designation of a separate account to another designation; and deregister a separate account.

As President of IDS Life Insurance Company, I hereby establish, in accordance with the above resolution and pursuant to the authority granted by the Board of Directors of IDS Life Insurance Company, the following additional accounts:

        o IDS Life Account PZ, to invest in shares of AXP(R) Variable  Portfolio
          - Diversified Equity Income Fund;
        o IDS Life Account QZ, to invest in shares of AXP(R) Variable  Portfolio
          - Equity Select Fund;
        o IDS Life Account RZ, to invest in shares of AXP(R) Variable  Portfolio
          - Growth Fund;
        o IDS Life Account SZ, to invest in shares of Wells Fargo VT Small Cap Growth Fund; and
        o IDS Life Account TZ, to invest in shares of Alliance VP Growth & Income Portfolio (Class B).

In accordance with the above resolutions and pursuant to authority granted by the Board of Directors of IDS Life Insurance Company, the unit investment trust comprised of IDS Life Accounts F, G, H, IZ, JZ, KZ, LZ, MZ and N is hereby reconstituted as IDS Life Accounts F, G, H, IZ, JZ, KZ, LZ, MZ, N, PZ, QZ, RZ, SZ and TZ.

                                       Received by the Secretary

                                       April 30, 2001



/s/ Richard W. Kling                         /s/ Timothy S. Meehan
    Richard W. Kling                             Timothy S. Meehan